CUSTOMER ACQUISITION NETWORK HOLDINGS, INC.

August 31, 2007

Mr. Michael Katz
Desktop Interactive, Inc.
200 Park Avenue South
New York, New York 10003

Brandon Guttman
7940 Springvalley Dr.
Cincinnati, OH 45236

Stephen Guttman
9041 Rolling Ridge Court
Cincinnati, Ohio 45236

Re: Shareholder Rights Letter

Dear Sirs:

Reference is made to that certain confidential Letter of Intent dated as of August 23, 2007, (the “LOI”), by and among Desktop Interactive, Inc., a Delaware corporation (“Interclick”), and Customer Acquisition Network, Inc. (the “Company”).

Reference is also made to that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), by and among Customer Acquisition Network Holdings, Inc. (the “Parent”), Customer Acquisition Network, Inc., Desktop Acquisition Sub, Inc., Interclick and Michael Katz, Brandon Guttman and Stephen Guttman.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement. “You” and “your” as used herein shall, subject to Section 12, refer to each of Michael Katz, Brandon Guttman and Stephen Guttman.

WHEREAS, upon consummation of the Merger, each of you became a shareholder of the Parent;

WHEREAS, upon consummation of the Merger, as part of your share of the Stock Portion of the Merger Consideration, you received such number of shares of the Parent’s common stock, par value $0.001 per share (the “Common Stock”) as are set forth on Schedule 2.5 to the Merger Agreement, and such shares of Common Stock were valued at $1.00 per share; and

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

WHEREAS, the LOI contemplated that you will have certain rights as a shareholder of the Parent;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Adjustments For Dilutive Issuances.

(a) During the period from the date hereof until the date that a “resale” registration statement covering the shares of Common Stock that you received as the Stock Portion of the Merger Consideration is declared effective by the SEC or you are able to dispose of such shares without restriction, pursuant to termination of a standstill or lock-up agreement (the “Rights Period”), in the event that the Parent sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents (as defined below) entitling any Person (other than you) to acquire shares of Common Stock at an effective price per share that is lower than $1.00 per share (such lower price, the “Base Price” and such issuances, collectively, a “Dilutive Issuance”), then the Parent shall issue additional shares of Common Stock to you for no consideration in an amount sufficient that $3,500,000 in the aggregate, when divided by the total number of shares issued in the Dilutive Issuance, will result in an actual value of the Stock Portion of the Merger Consideration received by you upon the consummation of the Merger to be at a per share price of Common Stock equal to the Base Price. By way of example, a Dilutive Issuance at a Base Price of $0.50 per share of Common Stock during the Rights Period would result in you receiving an additional 3.5 million shares of Common Stock (or an aggregate total of 7.0 million shares of Common Stock when valued at the Base Price). Such adjustment shall be made whenever any Dilutive Issuance is made within the Rights Period unless such right is expressly waived by you in writing.

(b) Notwithstanding the foregoing, no adjustment will be made in respect of an Exempt Issuance. The Parent shall notify you in writing, no later than two (2) Business Days following a Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Parent provides a Dilutive Issuance Notice pursuant to this Section 1(b), upon the occurrence of any Dilutive Issuance, you are entitled to receive a number of shares for no consideration based upon the Base Price no later than five (5) Business Days after the date of such Dilutive Issuance. Notwithstanding anything herein or in any related document to the contrary, and other than as expressly provided in Section 3, the foregoing does not convey to you any right to participate in any future financings or offerings now or in the future contemplated or undertaken by the Parent or any affiliate thereof. The Parent reserves the right to establish procedures in order to effectuate the issuance of additional shares for no consideration in the event of any Dilutive Issuance requiring an adjustment to the Base Price, in its sole discretion, including delivery of such shares to you in full and complete satisfaction of the Parent’s obligation upon a Dilutive Issuance.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(c) For purposes of this Letter Agreement:

“Common Stock Equivalents” means any securities of the Parent or any of its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exempt Issuance” means the issuance of (i) shares of Common Stock or options to employees, officers, directors, or consultants of the Parent or any subsidiary thereof pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Parent or any subsidiary thereof or a majority of the members of a committee of non-employee directors established up to a maximum of fifteen percent (15%) of the Common Stock outstanding as of the date of this Letter Agreement on a fully-diluted basis, (ii) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Letter Agreement, provided that such securities have not been amended since the date of this Letter Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; and (iii) securities issued pursuant to acquisitions or strategic transactions that are not in connection with an equity financing or capital raise and are approved by a majority of the directors of the Parent or any subsidiary thereof.

Notwithstanding anything herein to the contrary, the anti-dilution protection set forth herein shall not be triggered by any sale of the Common Stock of the Parent by the original holders thereof at a price per share below the Base Price.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

2. Registration Rights.

(a) Resale Registration.

(i) The Parent shall prepare and file with the Securities Exchange Commission (the “SEC”) a registration statement registering the resale of all of the shares of Common Stock acquired by you pursuant to the Merger. The registration statement shall be on Form S-3 or Form SB-2 or another appropriate form permitting registration of such shares of Common Stock. The Parent shall use its commercially reasonable best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as is practicable but in any event on or before the twenty-four (24) month anniversary of the date hereof (the “Effectiveness Deadline Date”)and to keep such registration statement (or any subsequent registration statement) continuously effective under the Securities Act until the earlier of (A) the effective registration under the Securities Act and resale of all of such Common Stock in accordance with the registration statement and (B) the resale of all of such Common Stock in accordance with Rule 144 promulgated under the Securities Act (the “Effectiveness Period”). At the time the registration statement is declared effective, you shall be named as a selling security holder in such registration statement and the related prospectus in such a manner as, and to the extent necessary, to permit you to deliver such prospectus to purchasers of shares of Common Stock in accordance with applicable law.

(ii) If the registration statement or any subsequent registration statement ceases to be effective for any reason at any time during the Effectiveness Period, the Parent shall use its commercially reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five (45) days of such cessation of effectiveness amend the registration statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file a subsequent registration statement covering the Common Stock. If a subsequent registration statement is filed, the Parent shall use its commercially reasonable best efforts to cause the subsequent registration statement to become effective as promptly as is practicable after such filing and to keep such registration statement (or subsequent registration statement) continuously effective until the end of the Effectiveness Period.

(iii) The Parent agrees and acknowledges that you will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the registration statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, (ii) the registration statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a subsequent registration statement filed and declared effective) or usable for the shares of Common acquired by you pursuant to the Merger for a period of time which shall exceed forty-five (45) days in the aggregate in any three (3) month period or ninety (90) days in the aggregate in any twelve (12) month period, or (iii) the Parent has failed to perform its obligations as set forth in this Section 2 within the time periods required herein (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an “Event,” the Effectiveness Deadline Date in the case of clause (i), the date on which the duration of the ineffectiveness or unusability of the registration statement in any period exceeds the number of days permitted by clause (ii) hereof in the case of clause (ii), and the date by which the Parent is required to perform its obligations under this Section 2 in the case of clause (iii), being referred to herein as an “Event Date”). Events shall be deemed to continue until the following dates with respect to the respective types of Events: the date the registration statement is declared effective under the Securities Act in the case of an Event of the type described in clause (i), the date the registration statement becomes effective or usable again in the case of an Event of the type described in clause (ii), the date the Parent performs its obligations set forth in this Section 2 in the case of clause (iii).

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(iv) Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date on which there are no Events that have occurred and are continuing (an “Additional Amounts Accrual Period”), the Parent agrees to pay you an amount in cash (the “Additional Amounts”) at the rates described below. The Additional Amounts shall accrue at a rate equal to Seventy-Nine Cents ($0.79) per One Thousand (1,000) shares of Common Stock held per day for the first thirty (30) day period from an Event Date, and thereafter at a rate equal to One Dollar and Thirty-Two Cents ($1.32) per One Thousand share of Common Stock held per day, payable on the fifth (5th) business day of each month following an Additional Amounts Accrual Period by wire transfer of immediately available funds to an account designated by you in writing. Following the cure of all Events requiring the payment by the Parent of Additional Amounts pursuant to this Section 2(a), the accrual of Additional Amounts shall cease (without in any way limiting the effect of any subsequent Event requiring the payment of Additional Amounts by the Parent). You agree that the sole damages payable by the Parent for a violation of the terms of this Section 2 with respect to which Additional Amounts is expressly provided shall be such Additional Amounts.

(v) The Parent and you agree that the Additional Amounts provided for in Section 2(a)(iv) constitute a reasonable estimate of the damages that may be incurred by you by reason of the failure of the registration statement to be filed or declared effective or available in accordance with the provisions of this Section 2.

(b) Incidental Registration.

(i) If at any time during the Effectiveness Period there is not an effective registration statement covering all of the shares of Common Stock acquired by you pursuant to the Merger and the Parent proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4 or S-8 (or another form not available for registering securities for sale to the public) relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, each such time the Parent will give written notice to you of its intention to do so at least thirty (30) days prior to such registration. Upon your written request, received by the Parent within thirty (30) days after the giving of any such notice by the Parent, to register any of your shares of Common Stock, the Parent shall use its commercially reasonable best efforts to cause your shares of Common Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Parent, all to the extent requisite to permit the sale or other disposition by you of such shares of Common Stock so registered.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(ii) In the event that any registration pursuant to this Section 2 shall be, in whole or in part, a “firm commitment” or “best efforts” registered public offering (a “Placed Offering”), the number of shares of registrable securities to be included in such a Placed Offering may be reduced (pro rata among all other stockholders of the Parent who are requesting to include shares in such underwriting based upon the maximum number of shares of Common Stock (on an as-converted basis) that such holders have the right to request registration of (regardless of whether registration of the maximum number of shares is being requested by such holders)) if and to the extent that the managing underwriter or placement agent shall, in good faith, be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Parent therein.

(c) To the extent that any officer or director of the Parent shall be entitled to register their shares of Common Stock in any registration statement you shall be allowed to participate in such registration on a pari pasu basis with the other officers and directors of the Parent.

(d) Also notwithstanding the foregoing provisions, the Parent may withdraw any registration statement referred to in this Section 2 without thereby incurring any liability to you.

(e) Expenses. All Registration Expenses (but not Selling Expenses) (each as defined below) shall be borne by the Parent. All Selling Expenses shall be borne by you and the other security holders, if any, incurring such expenses pro rata on the basis of the number of shares so registered. For purposes of this Agreement, “Registration Expenses” means all expenses (excluding Selling Expenses) of the Parent and the security holders participating in a registration incurred in complying with this Section 2, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one special counsel for the selling security holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the you or any other security holders and all fees and disbursements of counsel for you or one or more other security holders (other than the fees and disbursements of one special counsel for all of the selling security holders as described in the definition of Registration Expenses above).

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(f) Nothing contained in this Letter Agreement shall impose upon the Parent an obligation to register any of its securities or the securities held by any stockholder of the Parent with the SEC.

(g) Indemnification.

(i) The Parent will indemnify you and your heirs, beneficiaries, legal representatives and affiliates and each person controlling you within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or other document, or any amendment or supplement thereto prepared by the Parent, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Parent of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any state securities law applicable to the Parent in connection with any such registration, qualification or compliance, and the Parent will reimburse you and your heirs, beneficiaries, legal representatives and affiliates and each person controlling you, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other reasonable expenses incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided that the Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by you, your controlling person or any underwriter expressly for use therein.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(ii) You will, if shares of Common Stock held by you are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify the Parent, each of its directors, officers, agents and affiliates, each underwriter, if any, of the Parent’s securities covered by such a registration statement, each person who controls the Parent or such underwriter within the meaning of Section 15 of the Securities Act, and, if any, each other such security holder, each of its officers, directors shareholders, partners, members, managers, agents and affiliates and each person controlling such security holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Parent, such security holders, and such officers, directors, shareholders, partners, members, managers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by you expressly for use therein; provided that in no event shall any indemnity under this Section 2(g)(ii) exceed the net proceeds received by you in such registration.

(iii) Each indemnified party shall give notice to each indemnifying party promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the indemnified party may participate in such defense at such party’s expense; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 2(g) unless the failure to give such notice is materially prejudicial to an indemnifying party’s ability to defend such action. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(iv) If the indemnification provided for in this Section 2(g) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any claim, loss, damage, liability or action referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(v) Each of the Parent and you agree that it would not be just and equitable if contribution pursuant to Section 2(g)(iv)were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 2(g)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above in this Section 2(g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2(g)(iv). Notwithstanding the provisions of Section 2(g)(iv), you shall not be required to contribute any amount or make any other payments under this Letter Agreement which in the aggregate exceed the net proceeds (after Selling Expenses) received by you. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

3. Tag-Along Rights.

(a) If any of the undersigned stockholders of the Parent (each, an “Other Stockholder”), which stockholders represent all of the current officers and directors of Parent, receives a bona fide third-party offer (the “Third Party Offer”) relating solely to a private sale of some or all of the Common Stock held by such Other Stockholder that the Other Stockholder desires to accept, then you shall have the right to require the third party to purchase from you up to that portion of the Other Stockholder’s Common Stock (and the Other Stockholder shall reduce the amount of his Common Stock to be sold by a corresponding proportion) that is equal to the product of (i) the total Common Stock to be purchased by the third party, and (ii) a fraction, (A) the numerator of which is the total Common Stock owned by you and (B) the denominator of which is the sum of (1) the Common Stock owned by you and (2) the Common Stock owned by the Other Stockholder immediately prior to the transaction with the third party. Any Common Stock purchased from you pursuant to this Section 3 shall be purchased at the same price and on the same terms and conditions as those of the Third Party Offer, except that the only representations and warranties that you shall be required to make are that your Common Stock being sold is free and clear of any encumbrances and that you have the ability to convey title thereto. The Parent shall use its commercially reasonable efforts to cause the rights and obligations of this Section 3 to apply to all subsequent officers and directors of the Parent.

(b) If the provisions of Section 3(a) would be applicable and if the Other Stockholder proposes to sell the Common Stock to the third party pursuant to the Third Party Offer, he shall notify you of such proposed sale not less than 10 nor more than 20 days prior to the date of the proposed sale (the “Tag-Along Notice”). The Tag-Along Notice shall confirm that (i) the Other Stockholder proposes to sell some or all of his Common Stock to the third party pursuant to the Third Party Offer, (ii) the third party has been informed of the tag-along rights provided to you pursuant to Section 3(a) hereof, and has agreed to purchase your Common Stock as provided therein and (iii) that upon acquiring any Common Stock in the Parent, such third party shall be treated as a shareholder hereunder and be bound by the terms of this Letter Agreement.

The tag-along rights provided in Section 3 may be exercised by you by delivery of a written notice to the Other Stockholder, the third party and the Parent (a “Tag-Along Notice”) within 10 days following receipt of the Tag-Along Notice. The Tag-Along Notice shall state the portion of your Common Stock that you wish to include in the sale to the third party. Upon the giving of the Katz Tag-Along Notice, you shall be obligated to sell to the third party the portion of your Common Stock set forth in the Tag-Along Notice on the terms of the Third Party Offer (or, if you are not entitled to sell all of such Common Stock under the terms of Section 3(a) hereof, you shall be obligated to sell the maximum proportion of your Common Stock that you are permitted to sell thereunder); provided that neither the Other Stockholder nor you shall consummate the sale of any Common Stock owned by you or the Other Stockholder unless the third party purchases the entire portion of the Common Stock set forth in the Tag-Along Notice that you are entitled to sell. If the third party does not purchase such portion from you, then any purported sale by the Other Stockholder and you shall be null and void and of no force and effect. In the event of a sale of Common Stock by both you and the Other Stockholder pursuant to Section 3(a) hereof, each of you shall bear your proportionate share of expenses of the transaction that are to be borne by the sellers.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

After the expiration of all applicable time periods, if the Other Stockholder and the third party have complied with the provisions of Sections 3(a) through 3(c) hereof and no Tag-Along Notice has been given, the Other Stockholder may, within 60-days thereafter, without further notice to you or the Parent, sell all of his Common Stock to the third party on the terms set forth in the Third Party Offer, but after such 60-day period, no such sale shall be made without again complying with all the provisions of this Section 3.

4. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of restricted securities to the public without registration, the Parent agrees to use its best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Letter Agreement;

(b) file with the SEC in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act; and

(c) so long as you own any shares of Common Stock, to furnish you promptly upon request a written statement by the Parent certifying its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Parent, and such other reports and documents of the Parent and other information in the possession of or reasonably obtainable by the Parent as you may reasonably request in availing yourself of any rule or regulation of the SEC allowing a security holder to sell any such restricted securities without registration.

5. Permitted Transferees. Notwithstanding anything to the contrary contained in this Letter Agreement, at any time during the term of this Letter Agreement, any stockholder listed on the signature page hereof, including you, may transfer his Common Stock without complying with Section 3 above to any one or more of his spouse, children, a trust for the benefit of any of the foregoing, or to a family limited partnership or family limited liability company so long as such stockholder retains, at all times, at least 25% of the Common Stock owned by him immediately prior to any transfer pursuant to this Section 5; provided that any such transferee spouse, children, trust, partnership or limited liability company agrees to be bound by the terms and conditions of this Letter Agreement; provided further that the transfer to any such proposed transferee complies with the registration requirements of all applicable securities laws (or exemptions therefrom) and that the transferor pays all costs incurred by the Parent in connection with such transfer.

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

6. Director Nomination. The undersigned stockholders of the Parent will nominate Michael Katz for election to the board of directors of the Parent at each annual meeting of the stockholders of the Parent.

7. Observer Rights. If at any time while this Letter Agreement is in effect Mr. Katz is not a member of the board of directors of the Parent, then he shall have the right to attend all meetings of the board of directors in a nonvoting observer capacity.

8. Governing Law. This Letter Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles. Any legal action, including an original complaint or third party claim, by or in the right of any party to this Agreement or any action arising under or related to this Agreement, including but not limited to a claim for payment under this Agreement, and also including any non-contract claim, shall be brought and maintained exclusively in a state or federal court of competent subject matter jurisdiction in New York, New York or its neighboring counties, and the parties hereby submit themselves to the personal jurisdiction and venue of those courts for the purpose of any such actions and hereby waive any defense related to personal jurisdiction, process, or venue.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be led by like notice):

(a)	If to the Parent, addressed to:

Customer Acquisition Network Holdings, Inc.
401 E. Las Olas Blvd, Suite 1560
Fort Lauderdale, Florida 33301
Attn.: Chief Executive Officer

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

(b)	If to any stockholder, addressed to the address of such stockholder as set forth in the books and records of the Parent.

10. Amendments. This Letter Agreement may not be modified or amended, except with the mutual written consent of the Parent and you.

11. Assignment. The rights granted to you pursuant this Letter Agreement may not be assigned to any third party without the prior written consent of the Parent.

12. Forgiveness of Indebtedness. Michael Katz’s indebtedness to Interclick in the approximate amount of $23,000 that is shown on the June 30, 2007 balance sheet of Interclick is hereby forgiven as of the date hereof and Katz hereby agree that the amount of such indebtedness together with interest accrued thereon, if any, through the date hereof shall be offset against any future Earn-Out Payment. For the avoidance of doubt, upon the final determination that no future Earn-Out Payment will be paid, such indebtedness shall be deemed cancelled.

13. Termination of Letter Agreement. This Letter Agreement shall terminate and be of no further force and effect upon the consummation of the sale of shares of Common Stock by a shareholder solely with respect to the shares of Common Stock actually sold.

[Remainder of Page Left Intentionally Blank]

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

Sincerely,

CUSTOMER ACQUISITION NETWORK, INC.

By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

OTHER STOCKHOLDERS:

/s/ Michael Mathews
Michael Mathews

/s/ Devon Cohen
Devon Cohen

/s/ Bruce Kreindel
Bruce Kreindel

/s/ Michael Brauser
Michael Brauser

/s/ Barry Honig
Barry Honig

/s/ Sandy Rich
Sandy Rich

ACCEPTED AND AGREED:

/s/ Michael Katz
Michael Katz

Mr. Michael Katz
Mr. Brandon Guttman
Mr. Stephen Guttman
August 31, 2007

/s/ Brandon Guttman
Brandon Guttman

/s/ Stephen Guttman
Stephen Guttman